                            AGREEMENT AND PLAN OF MERGER

                                    BY AND AMONG

                           EAGLE HARDWARE & GARDEN, INC.,

                             MARINER MERGER CORPORATION

                                        AND

                               LOWE'S COMPANIES, INC.


                           DATED AS OF NOVEMBER 22, 1998



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                                 TABLE OF CONTENTS

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
AGREEMENT AND PLAN OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     PREAMBLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER. . . . . . . . . . . . . . . . . . . . .1
     1.1 MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2 TIME AND PLACE OF CLOSING . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.3 EFFECTIVE TIME. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 2  TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.1 CHARTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.2 BYLAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.3 DIRECTORS AND OFFICERS. . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE 3  MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . .3
     3.1 CONVERSION OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     3.2 ANTI-DILUTION PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . .3
     3.3 SHARES HELD BY EAGLE OR LOWE'S. . . . . . . . . . . . . . . . . . . . . . .4
     3.4 DISSENTING SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.5 FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     3.6 CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK . . . . . . . . . . . . . . .4

ARTICLE 4  EXCHANGE OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.1 EXCHANGE PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     4.2 RIGHTS OF FORMER EAGLE SHAREHOLDERS . . . . . . . . . . . . . . . . . . . .7

ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF EAGLE . . . . . . . . . . . . . . . . .7
     5.1 ORGANIZATION, STANDING, AND POWER . . . . . . . . . . . . . . . . . . . . .7
     5.2 AUTHORITY; NO BREACH BY AGREEMENT . . . . . . . . . . . . . . . . . . . . .8
     5.3 CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.4 EAGLE SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.5 SEC FILINGS; FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . 10
     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . . . . . 10
     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. . . . . . . . . . . . . . . . . . . 11
     5.8 INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     5.9 TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     5.10 REAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.11 ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.12 INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . 16
     5.13 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 17
     5.14 COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     5.15 LABOR RELATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     5.16 EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . . 19
     5.17 MATERIAL CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
     5.18 LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

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     5.20 STATEMENTS TRUE AND CORRECT. . . . . . . . . . . . . . . . . . . . . . . 21
     5.21 ACCOUNTING AND TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . 21
     5.22 STATE TAKEOVER LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     5.23 TRANSACTIONS AND AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . 22
     5.24 SHAREHOLDER AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 22
     5.25 FEES AND EXPENSES OF BROKERS AND OTHERS. . . . . . . . . . . . . . . . . 22
     5.26 YEAR 2000 COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF LOWE'S. . . . . . . . . . . . . . . . 23
     6.1 ORGANIZATION, STANDING, AND POWER . . . . . . . . . . . . . . . . . . . . 23
     6.2 AUTHORITY; NO BREACH BY AGREEMENT . . . . . . . . . . . . . . . . . . . . 23
     6.3 CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.4 LOWE'S SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     6.5 SEC FILINGS; FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . 25
     6.6 ABSENCE OF UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . . . . . 25
     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. . . . . . . . . . . . . . . . . . . 26
     6.8 TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     6.9 ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.10 INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . . . . . 27
     6.11 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.12 COMPLIANCE WITH LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.13 LABOR RELATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     6.14 EMPLOYEE BENEFIT PLANS . . . . . . . . . . . . . . . . . . . . . . . . . 29
     6.15 LEGAL PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.16 STATEMENTS TRUE AND CORRECT. . . . . . . . . . . . . . . . . . . . . . . 31
     6.17 AUTHORITY OF MERGER CORPORATION. . . . . . . . . . . . . . . . . . . . . 31
     6.18 ACCOUNTING AND TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . 31
     6.19 RIGHTS AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 7  CONDUCT OF BUSINESS PENDING CONSUMMATION. . . . . . . . . . . . . . . . 32
     7.1 AFFIRMATIVE COVENANTS OF EAGLE. . . . . . . . . . . . . . . . . . . . . . 32
     7.2 NEGATIVE COVENANTS OF EAGLE . . . . . . . . . . . . . . . . . . . . . . . 32
     7.3 COVENANTS OF LOWE'S . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
     7.4 ADVERSE CHANGES IN CONDITION. . . . . . . . . . . . . . . . . . . . . . . 35

ARTICLE 8  ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL . . . . . . 35
     8.2 EXCHANGE LISTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.3 APPLICATIONS; ANTITRUST NOTIFICATION. . . . . . . . . . . . . . . . . . . 36
     8.4 FILINGS WITH STATE OFFICES. . . . . . . . . . . . . . . . . . . . . . . . 36
     8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE . . . . . . . . . . . . . . . . . . 36
     8.6 INVESTIGATION AND CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . 36
     8.7 PRESS RELEASES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.8 CERTAIN ACTIONS; FIDUCIARY OBLIGATIONS. . . . . . . . . . . . . . . . . . 37
     8.9 ACCOUNTING AND TAX TREATMENT; TAX REPRESENTATION LETTERS. . . . . . . . . 38
     8.10 STATE TAKEOVER LAWS. . . . . . . . . . . . . . . . . . . . . . . . . . . 38

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     8.11 AGREEMENT OF AFFILIATES. . . . . . . . . . . . . . . . . . . . . . . . . 38
     8.12 EMPLOYEE BENEFITS AND CONTRACTS. . . . . . . . . . . . . . . . . . . . . 39
     8.13 INDEMNIFICATION, EXCULPATION AND INSURANCE . . . . . . . . . . . . . . . 39
     8.14 CONVERTIBLE DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.15 ACCOUNTANTS' LETTERS . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.16 CONSENTS AND APPROVALS . . . . . . . . . . . . . . . . . . . . . . . . . 40

ARTICLE 9  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . 41
     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY . . . . . . . . . . . . . . . . . 41
     9.2 CONDITIONS TO OBLIGATIONS OF LOWE'S . . . . . . . . . . . . . . . . . . . 42
     9.3 CONDITIONS TO OBLIGATIONS OF EAGLE. . . . . . . . . . . . . . . . . . . . 42

ARTICLE 10  TERMINATION; AMENDMENT; WAIVER . . . . . . . . . . . . . . . . . . . . 44
     10.1. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     10.2. EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . 45
     10.3. TERMINATION FEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE 11  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     11.1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     11.2 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     11.3 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     11.4 AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     11.5 WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     11.6 ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     11.7 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
     11.8 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     11.9 COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     11.10 CAPTIONS; ARTICLES AND SECTIONS . . . . . . . . . . . . . . . . . . . . 57
     11.11 INTERPRETATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
     11.12 ENFORCEMENT OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . 57
     11.13 SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
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                                   LIST OF EXHIBITS

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EXHIBIT NUMBER      DESCRIPTION
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
     1.             Plan of Merger (Preamble, Section 1.1, Section 11.1).

     2.             Form of Shareholder Agreement (Section 5.24).

     3.             Form of agreement of affiliates of Eagle (Section  8.11).
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                                     -iv-

                            AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 22, 1998, by and among EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Eagle"); MARINER MERGER CORPORATION, a Washington corporation ("Merger Corporation"); and LOWE'S COMPANIES, INC., a North Carolina corporation ("Lowe's").

                                      PREAMBLE

          The Boards of Directors of Eagle, Merger Corporation and Lowe's each have adopted this Agreement, approved the Merger (as defined herein) and the other transactions contemplated herein and determined that the Merger and such other transactions are in the best interests of their respective companies and shareholders. This Agreement provides for the Merger of Merger Corporation with and into Eagle upon the terms and conditions set forth herein and in the Plan of Merger, which is incorporated herein and made a part of this Agreement by reference. At the effective time of the Merger, the outstanding shares of the capital stock of Eagle shall be converted into the right to receive shares of the common stock of Lowe's (except as provided herein). As a result, shareholders of Eagle shall become shareholders of Lowe's and Eagle shall continue to conduct its business and operations as a wholly-owned subsidiary of Lowe's. The consummation of the Merger is subject to the approval of this Agreement by the shareholders of Eagle, expiration of the required waiting period under the HSR Act and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

          Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                     ARTICLE 1
                          TRANSACTIONS AND TERMS OF MERGER

          1.1 MERGER. Subject to the terms and conditions set forth in this Agreement, which incorporates by reference the Plan of Merger included as
EXHIBIT 1 hereto, and the terms and conditions set forth therein, at the Effective Time (as defined in Section 1.3), Merger Corporation shall be merged with and into Eagle in accordance with the provisions of, and with the effect provided in, Chapter 23B.11 of the WBCA (the "Merger"). Eagle shall be the Surviving Corporation resulting from the Merger and shall become a wholly-owned Subsidiary of Lowe's and shall continue to be governed by the Laws of the State of Washington.

          1.2 TIME AND PLACE OF CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 A.M. Pacific Time on the first business day following the date on which the conditions set forth in Article 9 shall be satisfied or waived in accordance with this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

          1.3 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file the Articles of Merger executed in accordance with the relevant provisions of the WBCA and shall make all other filings or recordings required under the WBCA. The Merger shall become effective on the date and at the time the Articles of Merger shall become effective with the Secretary of State of the State of Washington, or such other date and time as mutually agreed upon in writing by the authorized officers of each Party (the "Effective Time").

                                     ARTICLE 2
                                  TERMS OF MERGER

          2.1 CHARTER. The Articles of Incorporation of Eagle in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that Article IV of Eagle's Articles of Incorporation will be amended by deleting it in its entirety and replacing it with the following: "Article IV--Authorized Capital Stock--the Corporation shall be authorized to issue 1,000 shares of common stock, without par value."

          2.2 BYLAWS. The Bylaws of Eagle in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed.

          2.3 DIRECTORS AND OFFICERS. The directors of Merger Corporation in office immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, until such time as new directors are duly elected by Lowe's, as the sole shareholder of the Surviving Corporation, after the Effective Time. The officers of Eagle in office immediately prior to the Effective Time shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation, unless and until the directors of the Surviving Corporation shall elect in their sole discretion to remove any such officers from office and/or appoint additional officers.

                                     ARTICLE 3
                            MANNER OF CONVERTING SHARES

          3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Lowe's, Eagle, Merger Corporation or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

          (a) Each share of Merger Corporation Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of common stock of the Surviving Corporation.

          (b) Each share of Eagle Common Stock (excluding shares held by Eagle or Lowe's, in each case other than in a fiduciary capacity, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive that multiple (rounded to the nearest 1/10,000) of a share of Lowe's Common Stock (the "Exchange Ratio") obtained by dividing $29.00 (the "Per Share Purchase Price") by the Base Period Trading Price (defined to mean the average of the daily closing prices for the shares of Lowe's Common Stock for the ten (10) consecutive trading days on which such shares are actually traded on the NYSE (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Lowe's) ending at the close of trading on the fifth trading day immediately preceding the Closing Date); provided, that for purposes of this calculation, the Base Period Trading Price shall be deemed to equal (i) $45.31 in the event the Base Period Trading Price is greater than $45.31 or (ii) $33.49 in the event the Base Period Trading Price is less than $33.49 (collectively, $45.31 and $33.49 are referred to as the "Base Period Trading Price Limitations"). Pursuant to the Lowe's Rights Agreement, each share of Lowe's Common Stock issued in connection with the Merger upon conversion of Eagle Common Stock shall be accompanied by a Lowe's Right, and all references to Lowe's Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding Lowe's Right, unless the context otherwise requires.

          3.2 ANTI-DILUTION PROVISIONS. In the event Eagle or Lowe's changes the number of shares of Eagle Common Stock or Lowe's Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Per Share Purchase Price and the Base Period Trading Price, as applicable, and thus the Exchange Ratio, shall be appropriately adjusted to eliminate the effect of such event. In the event Lowe's changes the number of shares of Lowe's Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the

Effective Time, (i) the Base Period Trading Price Limitations shall be adjusted appropriately to eliminate the effect of such event, and (ii) if necessary, the anticipated Closing Date shall be postponed for an appropriate period of time agreed upon by the Parties in order for the Base Period Trading Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

          3.3 SHARES HELD BY EAGLE OR LOWE'S. Each of the shares of Eagle Common Stock held by Eagle or Lowe's, in each case other than in a fiduciary capacity, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          3.4 DISSENTING SHAREHOLDERS. Any holder of shares of Eagle Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Chapter 23B.13 of the WBCA shall be entitled to receive the fair value of such shares (plus accrued interest) in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the WBCA and surrendered to Eagle the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Eagle fails to perfect, or effectively withdraws or loses, his right to receive payment for his shares pursuant to Chapter 23B.13 of the WBCA, Lowe's shall issue and deliver the consideration to which such holder of shares of Eagle Common Stock would have received under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Eagle Common Stock held by him.

          3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Eagle Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Lowe's Common Stock (after taking into account all shares of Lowe's Common Stock that would otherwise be issuable to such holder upon conversion pursuant to Section 3.1(b)) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Lowe's Common Stock multiplied by the market value of one share of Lowe's Common Stock at the Effective Time. The market value of one share of Lowe's Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Lowe's) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

          3.6   CONVERSION OF STOCK OPTIONS; RESTRICTED STOCK.

                (a) At the Effective Time, each option or other right to purchase shares of Eagle Common Stock pursuant to stock options or stock appreciation rights ("Eagle Options") granted by Eagle under the Eagle Stock Plans, which is outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Lowe's Common Stock, and Lowe's shall assume each Eagle Option, in accordance with the terms of the Eagle Stock Plans and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Lowe's and its Compensation Committee shall be substituted for

Eagle and the Committee of Eagle's Board of Directors (including, if applicable, the entire Board of Directors of Eagle) administering such Eagle Stock Plans, (ii) each Eagle Option assumed by Lowe's may be exercised solely for shares of Lowe's Common Stock (or cash, if so provided under the terms of such Eagle Option), (iii) the number of shares of Lowe's Common Stock subject to such Eagle Option shall be equal to the number of shares of Eagle Common Stock subject to such Eagle Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Eagle Option shall be adjusted by dividing the per share exercise price under each such Eagle Option by the Exchange Ratio and rounding up any fraction of a cent to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Lowe's shall not be obligated to issue any fraction of a share of Lowe's Common Stock upon exercise of Eagle Options and any fraction of a share of Lowe's Common Stock that otherwise would be subject to a converted Eagle Option shall represent the right to receive a cash payment upon exercise of such converted Eagle Option equal to the product of such fraction and the difference between the market value of one share of Lowe's Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Lowe's Common Stock at the time of exercise of an Option shall be the closing price of such common stock on the NYSE (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Lowe's) on the last trading day preceding the date of exercise. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6(a), each Eagle Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Each of Eagle and Lowe's agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.6, including using its reasonable efforts to obtain from each holder of an Eagle Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.6.

                (b) As soon as practicable after the Effective Time, Lowe's shall deliver to the participants in each Eagle Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such Eagle Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger), and Lowe's shall comply with the terms of each Eagle Stock Plan to ensure, to the extent required by, and subject to the provisions of, such Eagle Stock Plan, that Eagle Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. At or prior to the Effective Time, Lowe's shall take all corporate action necessary to reserve for issuance sufficient shares of Lowe's Common Stock for delivery upon exercise of Eagle Options assumed by it in accordance with this Section 3.6. As of the Effective Time, Lowe's shall file a registration statement on Form S-3, Form S-4/A or Form S-8, as applicable (which shall include a re-offer prospectus, if necessary), as the case may be (or any successor or other appropriate forms), with respect to the shares of Lowe's Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Lowe's shall administer such Eagle Stock Plan assumed pursuant to this Section 3.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent such Eagle Stock Plan complied with such rule prior to the Effective Time.

                (c) All contractual restrictions or limitations on transfer with respect to Eagle Common Stock awarded under the Eagle Stock Plans or any other plan, program, Contract or arrangement of any Eagle Company, to the extent that such restrictions or limitations shall not have already lapsed as of the Effective Time (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, Contract or arrangement, shall remain in full force and effect following the Effective Time with respect to shares of Lowe's Common Stock into which such restricted stock is converted pursuant to Section 3.1; PROVIDED that any restrictions or limitations related to the performance of any Eagle Company shall be equitably adjusted to reflect the transactions contemplated by this Agreement.

                                     ARTICLE 4
                                 EXCHANGE OF SHARES

          4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Lowe's and Eagle shall cause the exchange agent selected by Lowe's and reasonably acceptable to Eagle (the "Exchange Agent") to mail to the former shareholders of Eagle appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Eagle Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Eagle Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of Eagle Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Lowe's Common Stock to which such holder may be otherwise entitled (without interest). Lowe's shall not be obligated to deliver the consideration to which any former holder of Eagle Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of Eagle Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Eagle Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Lowe's, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of Eagle Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

Adoption of this Agreement by the shareholders of Eagle shall constitute ratification of the appointment of the Exchange Agent.

          4.2 RIGHTS OF FORMER EAGLE SHAREHOLDERS. At the Effective Time, the stock transfer books of Eagle shall be closed as to holders of Eagle Common Stock immediately prior to the Effective Time and no transfer of Eagle Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each certificate theretofore representing shares of Eagle Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 and this Section 4.2 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Eagle in respect of such shares of Eagle Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Eagle shall be entitled to vote after the Effective Time at any meeting of Lowe's shareholders the number of whole shares of Lowe's Common Stock into which their respective shares of Eagle Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Eagle Common Stock for certificates representing Lowe's Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Lowe's on the Lowe's Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Lowe's Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Lowe's Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Eagle Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1. However, upon surrender of such Eagle Common Stock certificate, both the Lowe's Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                     ARTICLE 5
                      REPRESENTATIONS AND WARRANTIES OF EAGLE

          Except as disclosed in Eagle's SEC Documents filed since January 30, 1998 and prior to the date of this Agreement, Eagle hereby represents and warrants to Lowe's as follows:

          5.1 ORGANIZATION, STANDING, AND POWER. Eagle is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Washington, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Eagle is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

          5.2   AUTHORITY; NO BREACH BY AGREEMENT.

                (a) Eagle has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and, subject to the approval of this Agreement by two-thirds of all of the votes entitled to be cast at the Shareholders' Meeting on the approval of this Agreement by the holders of the outstanding shares of Eagle Common Stock (the "Eagle Shareholder Approval"), which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Eagle, to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Eagle, subject to the Eagle Shareholder Approval. This Agreement represents a legal, valid, and binding obligation of Eagle, enforceable against Eagle in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                (b) Neither the execution and delivery of this Agreement by Eagle, nor the consummation by Eagle of the transactions contemplated hereby, nor compliance by Eagle with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Eagle's Articles of Incorporation or Bylaws, or (ii) except as disclosed in SECTION 5.2 OF THE EAGLE DISCLOSURE MEMORANDUM, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Eagle Company under, any Contract or Permit of any Eagle Company or, (iii) subject to satisfaction of the condition referred to in Section 9.1(b), violate any Law or Order applicable to any Eagle Company or any of their respective material Assets other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, Defaults or other occurrences of the type referred to above which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

                (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Eagle of the Merger and the other transactions contemplated in this Agreement, other than (i) the filing of a premerger notification and report form by Eagle under the HSR Act; (ii) the filing with the SEC of (x) the Registration Statement, (y) the Proxy Statement,
(z) such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the 1934 Act as may be required in connection with this Agreement and the transactions contemplated hereby; (iii) the filing of the Articles of Merger with the Washington Secretary of State and appropriate documents with relevant authorities of other states in which Eagle is qualified to do business and such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws and (iv) such consents, approvals, orders or authorizations the failure of which to be made or obtained are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

          5.3   CAPITAL STOCK.

                (a) The authorized capital stock of Eagle consists of
(i) 50,000,000 shares of Eagle Common Stock, of which 29,143,756 shares are issued and outstanding as of November 20, 1998 and, except to the extent additional shares are issued in accordance with Section 7.2, pursuant to the Convertible Debentures or pursuant to the Eagle Employee Stock Purchase Plan, not more than 30,659,106 shares will be issued and outstanding as of the Effective Time, and (ii) 10,000,000 shares of preferred stock, without par value, none of which are issued and outstanding. All of the issued and outstanding shares of capital stock of Eagle are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Eagle has been issued in violation of any preemptive rights of the current or past shareholders of Eagle. Eagle has reserved 2,344,500 shares of Eagle Common Stock for issuance under the Eagle Stock Plans (except the Eagle Employee Stock Purchase Plan), pursuant to which options to purchase not more than 1,515,350 shares of Eagle Common Stock are outstanding as of November 20, 1998.

                (b) Except as set forth in Section 5.3(a) or under the Eagle Employee Stock Purchase Plan or disclosed in SECTION 5.3 OF THE EAGLE DISCLOSURE MEMORANDUM, there are no shares of capital stock or other equity securities of Eagle outstanding and no outstanding Rights relating to the capital stock of Eagle.

          5.4 EAGLE SUBSIDIARIES. Eagle has disclosed in SECTION 5.4 OF THE EAGLE DISCLOSURE MEMORANDUM all of the Eagle Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Eagle Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in SECTION 5.4 OF THE EAGLE DISCLOSURE MEMORANDUM, Eagle or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Eagle Subsidiary.
No capital stock (or other equity interest) of any Eagle Subsidiary is or may become required to be issued (other than to another Eagle Company) by reason of any Rights, and there are no Contracts by which any Eagle Subsidiary is bound to issue (other than to another Eagle Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Eagle Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Eagle Subsidiary (other than to another Eagle Company). There are no Contracts relating to the rights of any Eagle Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Eagle Subsidiary. All of the shares of capital stock (or other equity interests) of each Eagle Subsidiary held by a Eagle Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Eagle Company free and clear of any Lien. Except as disclosed in
SECTION 5.4 OF THE EAGLE DISCLOSURE MEMORANDUM, each Eagle Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Eagle Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle. The minute book and other organizational documents for each Eagle Subsidiary have been made available to Lowe's for its review, and, except as disclosed in SECTION 5.4 OF THE EAGLE DISCLOSURE MEMORANDUM, are true and complete as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

          5.5   SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Eagle has timely filed all SEC Documents required to be filed by Eagle since January 31, 1995 (the "Eagle SEC Reports"). The Eagle SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and
(ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Eagle SEC Reports (as so amended) or necessary in order to make the statements in such Eagle SEC Reports (as so amended), in light of the circumstances under which they were made, not misleading. No Eagle Subsidiary is required to file any SEC Documents.

                (b) Each of the Eagle Financial Statements (including, in each case, any related notes) contained in the Eagle SEC Reports, including any Eagle SEC Reports filed after the date of this Agreement until the Effective Time, complied (or, if filed after the date of this Agreement, will comply when filed) as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared (or, if prepared after the date of this Agreement, will be prepared) in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented (or, if prepared and filed after the date of this Agreement, will fairly present when prepared and filed) in all material respects the consolidated financial position of Eagle and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Eagle Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on

Eagle, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Eagle as of January 30, 1998 and July 31, 1998, included in the Eagle Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Eagle Company has incurred or paid any Liability since July 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in SECTION
5.6 OF THE EAGLE DISCLOSURE MEMORANDUM or as would otherwise not violate the first two sentences of this Section 5.6, no Eagle Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of, any Person for any amount in excess of $500,000.

          5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 31, 1998, except as disclosed in the Eagle Financial Statements delivered prior to the date of this Agreement or as disclosed in SECTION 5.7 OF THE EAGLE DISCLOSURE MEMORANDUM, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle, and (ii) the Eagle Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a breach or violation of any of the covenants and agreements of Eagle provided in Article 7, except where such breach or violation has not had, or is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle. As of the date hereof, SECTION
5.7 OF THE EAGLE DISCLOSURE MEMORANDUM lists (a) all increases in wages, salaries and other compensation and/or benefits instituted, approved or offered across the board to all or substantially all of the Eagle employees since January 30, 1998, and (b) all increases in wages, salaries and other compensation and/or benefits of 10% or more instituted, approved or offered to any employee (whose salary exceeds $50,000) or officer of Eagle since January 30, 1998.

          5.8 INSURANCE. As of the date hereof, SECTION 5.8 OF THE EAGLE DISCLOSURE MEMORANDUM accurately sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which any of the Eagle Companies is a party or under which any Eagle Company has any continuing rights or obligations:

          (a) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

          (b)   the policy number and the period of coverage.

          With respect to each such insurance policy, except such as would not have, individually or in the aggregate, a Material Adverse Effect on Eagle: (a) the policy is legal, valid, binding, enforceable and in full force and effect (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before any proceeding may be brought); (b) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (except as described in clause (a)); (c) neither any of the Eagle Companies nor, to the Knowledge of the Eagle Companies, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notices), and no event has occurred that, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration under the policy; and (d) no party to the policy has repudiated any provision thereof. Each of the Eagle Companies has been covered during the past six years by insurance in scope and amount, in its good faith judgment, customary and reasonable for the businesses in which it has been engaged during the aforementioned period. As of the date hereof, SECTION 5.8 OF THE EAGLE DISCLOSURE MEMORANDUM also describes any self-insurance arrangements affecting any of the Eagle Companies.

          5.9   TAX MATTERS.

                (a) Except as set forth in SECTION 5.9 OF THE EAGLE DISCLOSURE
MEMORANDUM:

                    (i) Eagle and each of its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Internal Revenue Code, of which Eagle is the common parent, such affiliated group files a consolidated federal income tax return and neither Eagle nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

                    (ii) each of the Eagle Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

                    (iii) each of the Eagle Companies has paid all Taxes shown as due on such Tax Returns;

                    (iv) each of the Eagle Companies is in material compliance with all applicable information reporting and tax withholding requirements under federal, state, local and foreign Laws;

                    (v) there are no Liens with respect to Taxes (other than for current Taxes not yet due and payable) upon any of the Assets of the Eagle Companies;

                    (vi) each of the Eagle Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due;

                    (vii) none of the Eagle Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Eagle Companies for any open tax period; no power of attorney relating to Taxes that is currently in effect has been granted by or with respect to any of the Eagle Companies; there is no currently pending administrative or judicial proceeding, or any deficiency or refund litigation, with respect to Taxes of any of the Eagle Companies, the adverse outcome of which would have a Material Adverse Effect on the Eagle Companies; and any such assertion, assessment, proceeding or litigation disclosed on SECTION 5.9 OF THE EAGLE DISCLOSURE MEMORANDUM is being contested in good faith through appropriate measures, and its status is described in SECTION 5.9 OF THE EAGLE DISCLOSURE MEMORANDUM;

                    (viii) none of the Eagle Companies has made or entered into, or holds any asset subject to, a consent filed pursuant to Section 341(f) of the Internal Revenue Code or a "safe harbor lease" subject to former
     Section 168(f)(8) of the Internal Revenue Code;

                    (ix) none of the Eagle Companies is required to include in income any amount from an adjustment pursuant to Section 481 of the Internal Revenue Code or any similar provision of state or local Law, and Eagle has no Knowledge that any governmental authority has proposed any such adjustment;

                    (x) none of the Eagle Companies has made or is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments, that would not be deductible by reason of Section 162(m) or 280G of the Internal Revenue Code; and

                    (xi) there are no excess loss accounts or deferred intercompany gains with respect to any member of the affiliated group of which Eagle is the common parent which would have a Material Adverse Effect on Eagle if taken into account.

                (b) SECTION 5.9 OF THE EAGLE DISCLOSURE MEMORANDUM lists all types of material Taxes paid and Tax Returns filed by or on behalf of any of the Eagle Companies and expressly indicates each Tax with respect to which any of the Eagle Companies is or has been included in a consolidated, unitary or combined return.

                5.10  REAL PROPERTY.   SECTION 5.10 OF THE EAGLE DISCLOSURE
MEMORANDUM is a true and correct list of all Real Property of the Eagle Companies and all real estate with respect to which any Eagle Company has entered into a written agreement for purchase, sale or lease as of the date hereof and, except as otherwise expressly agreed by the Parties in writing, as of the Effective Time. With respect to the Real Property or such real estate subject to a written agreement for purchase, sale or lease as of the date hereof and, except as otherwise expressly agreed by the Parties in writing or as expressly limited below, as of the Effective Time:

                (a) except as set forth in SECTION 5.10(a) OF THE EAGLE DISCLOSURE MEMORANDUM, there are no leases or subleases, including amendments or modifications to leases or subleases, in which any Eagle Company is the tenant/lessee or subtenant/sublessee of any Real Property;

                (b) except as set forth in SECTION 5.10(b) OF THE EAGLE DISCLOSURE MEMORANDUM, there are no leases or subleases, including amendments or modifications to leases or subleases, in which any Eagle Company is the landlord/lessor of any Real Property or any licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel;

                (c) as of the date hereof, SECTION 5.10(c) OF THE EAGLE DISCLOSURE MEMORANDUM contains a true and correct list of all title policies in the possession or control of any Eagle Company;

                (d) to the Knowledge of Eagle, except as set forth in SECTION 5.10(d) OF THE EAGLE DISCLOSURE MEMORANDUM, there are no pending or threatened condemnation proceedings, mechanics' or materialman's Liens or claims of Lien, lawsuits or administrative actions relating to the Real Property or any portion thereof or other matters affecting adversely the current use, occupancy or value thereof;

                (e) with respect to the Real Property on which there is an open and operating Eagle store and any other Real Property that any Eagle Company owns or leases, (i) the buildings and improvements are located within the boundary lines of the described parcels of such Real Property, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), (ii) no covenant or other restriction or obligation of any kind is binding on such Real Property owned or leased by any Eagle Company (provided that such representation is qualified to the Knowledge of Eagle insofar as it relates to covenants, restrictions or obligations which any Eagle Company is not responsible for obtaining in its capacity as lessee) and (iii) to the extent consistent with the current development of such Real Property, all approvals of governmental authorities (including licenses and permits) required in connection with the ownership, occupation, operation or construction thereof have been obtained or will be timely obtained in accordance with Law with respect to such Real Property owned or leased by any Eagle Company (provided that such representation is qualified to the Knowledge of Eagle insofar as it relates to approvals that any Eagle Company is not responsible for obtaining in its capacity as lessee), in each case of clauses (i), (ii) and (iii) as would not, individually or in the aggregate, prohibit the intended use of any such Real Property as a retail home improvement warehouse store with a lawn and garden center consistent with Eagle's use of a majority of its existing stores or, with respect to the Eagle warehouse property, the intended use of such property as a warehouse and distribution facility; provided that, notwithstanding the provisions of Section 9.2(a) to the contrary, the breach by Eagle of this Section 5.10(e) with respect to any Eagle store location or the Eagle warehouse property shall be deemed to have a Material Adverse Effect on Eagle under this Agreement;

                (f) except as disclosed in SECTION 5.10(f) OF THE EAGLE DISCLOSURE MEMORANDUM, there are no outstanding options, rights of first refusal, or rights of first offer to purchase or lease any of the Real Property or any portion thereof or interest therein;

                (g) there are no parties (other than any of the Eagle Companies, except in any case where an Eagle Company has entered into a contract to purchase a parcel but has not yet closed such purchase) in possession of the parcel, other than tenants under any leases or subleases disclosed in
SECTION 5.10(g) OF THE EAGLE DISCLOSURE MEMORANDUM who are in possession of space to which they are entitled;

                (h) to the extent that there is an open and operating Eagle store on the Real Property, the Real Property is supplied with utilities and other services necessary for its operation as a Eagle store, including gas, electricity, water, telephone, sanitary sewer and storm sewer, and to the extent there is not an open and operating Eagle store on the Real Property, such utilities and other services are available to serve the Real Property;

                (i) each parcel of Real Property has legal vehicular access to a public road and such access has been properly permitted or otherwise authorized in accordance with Law;

                (j) except as set forth in SECTION 5.10(j) OF THE EAGLE DISCLOSURE MEMORANDUM, Eagle has not entered into any (i) site development agreements where the sitework has not been completed or entirely paid for or
(ii) escrow agreements (other than purchase agreement escrows disclosed in accordance with SECTION 5.10(l) OF THE EAGLE DISCLOSURE MEMORANDUM) where the funds contemplated by such escrow have not been fully disbursed;

                (k) as of the date hereof, except as set forth in SECTION 5.10(k) OF THE EAGLE DISCLOSURE MEMORANDUM, Eagle has not entered into any options or agreements to purchase or lease real estate (including any amendments or modifications thereto);

                (l) as of the date hereof, except as set forth in SECTION 5.10(l) OF THE EAGLE DISCLOSURE MEMORANDUM, Eagle has not (i) incurred brokerage commissions or finders fees which have not been paid, (ii) entered into any brokers or finders agreements, or (iii) has not dealt with any brokers or finders in connection with any prospective real estate subject to options or agreements disclosed in SECTION 5.10(k) OF THE EAGLE DISCLOSURE MEMORANDUM;

                (m) Eagle has not received a notice of default or similar notice affecting a parcel and has not delivered a notice of default to any third party that has not otherwise been cured and, to the Knowledge of Eagle, Eagle is not in default with respect to any obligations affecting a parcel and no third party is in default with respect to any obligations owing to Eagle; and

                (n) to the Knowledge of Eagle, the legal instruments disclosed in SECTION 5.10 OF THE EAGLE DISCLOSURE MEMORANDUM (regardless of what subsection) are in full force and effect; provided that the foregoing representation and warranty shall not extend to any matters disclosed in SECTION 5.10(l) OF THE EAGLE DISCLOSURE MEMORANDUM.

          5.11 ASSETS. Except as disclosed in SECTION 5.11 OF THE EAGLE DISCLOSURE MEMORANDUM, as disclosed or reserved against in the Eagle Financial Statements or with respect to Real Property of Eagle, the Eagle Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets which are material to Eagle's business on a consolidated basis. All Assets which are material to Eagle's business on a consolidated basis, held under leases or subleases by any of the Eagle Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          5.12  INTELLECTUAL PROPERTY.

          (a) Except as set forth in SECTION 5.12(a) OF THE EAGLE DISCLOSURE MEMORANDUM or as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle: (i) the Eagle Companies own or have the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property reasonably necessary or desirable for the operation of the businesses of the Eagle Companies as presently conducted; (ii) each item of Intellectual Property owned or used by any of the Eagle Companies immediately prior to the Effective Time will be owned or available for use by the Eagle Companies on identical terms and conditions immediately subsequent to the Effective Time; (iii) each of the Eagle Companies has taken all reasonably necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses; and (iv) each owned item of Intellectual Property has not been abandoned.

          (b) Except as set forth in SECTION 5.12(b) OF THE EAGLE DISCLOSURE MEMORANDUM, to the Knowledge of Eagle, none of the Eagle Companies has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of any third party, and to the Knowledge of Eagle, none of the Eagle Companies has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that any of the Eagle Companies must license or refrain from using any intellectual property rights of any third party), except for infringments, conflicts or other occurrences of the type described above which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle. To the Knowledge of Eagle, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any of the Eagle Companies, except such as have not had, or are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

          (c) As of the date hereof, SECTION 5.12(c) OF THE EAGLE DISCLOSURE MEMORANDUM identifies each patent, trademark, copyright or other registration that has been issued to any of the Eagle Companies with respect to any of its Intellectual Property, identifies each pending application or application for registration that any of the Eagle Companies has made with respect to any of its Intellectual Property and identifies each license, agreement or other permission that any of the Eagle Companies has granted to any third party with respect to any of its Intellectual Property (together with any exceptions thereto). Except as set forth in SECTION
5.12(c) OF THE EAGLE DISCLOSURE MEMORANDUM, Eagle has made available to Lowe's correct and complete copies of all such patents, registrations, applications, licenses, agreements, permissions (as amended to date) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item. As of the date hereof, SECTION 5.12(c) OF THE EAGLE DISCLOSURE MEMORANDUM also identifies each trade name or unregistered trademark used by any of the Eagle Companies in connection with any of its businesses. Except as set forth in SECTION 5.12(c) OF THE EAGLE DISCLOSURE MEMORANDUM, with respect to each item of Intellectual Property required to be identified therein:

                (i) the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                (ii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Knowledge of Eagle, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                (iii) none of the Eagle Companies has licensed or, to the Knowledge of Eagle, permitted any third party to use any such item.

          5.13  ENVIRONMENTAL MATTERS.

                (a) To the Knowledge of Eagle, each Eagle Company holds all Permits required under Environmental Laws for it to carry on its business as now conducted ("Environmental Permits"), and each Eagle Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all such Environmental Permits and Environmental Laws, except for failures to hold Environmental Permits and instances of noncompliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

                (b) There is no Litigation pending or, to the Knowledge of Eagle, threatened before any court, governmental agency, or authority or other forum in which any Eagle Company or any of its Operating Properties or Participation Facilities (or Eagle in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, to the Knowledge of Eagle, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Eagle Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or, to the Knowledge of Eagle, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle, nor, to the Knowledge of Eagle, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

                (c) During the period of (i) any Eagle Company's ownership or operation of any of their respective current properties, (ii) any Eagle Company's participation in the management of any Participation Facility, or
(iii) any Eagle Company's holding of a security interest in an Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle. Prior to the period of (i) any Eagle Company's ownership or operation of any of their respective current properties, (ii) any Eagle Company's participation in the management of any Participation Facility, or (iii) any Eagle Company's holding of a security interest in an Operating Property, to the Knowledge of Eagle, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting (or potentially affecting) any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

          5.14 COMPLIANCE WITH LAWS. Each Eagle Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle. Except as disclosed in SECTION 5.14 OF THE EAGLE DISCLOSURE MEMORANDUM, none of the Eagle
Companies:

          (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

          (b) is in Default under any Laws or Orders applicable to its business or employees conducting its business, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle; or

          (c) since January 27, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Eagle Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle, or (iii) requiring any Eagle Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

          5.15 LABOR RELATIONS. No Eagle Company is the subject of any Litigation asserting that it or any other Eagle Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Eagle Company to bargain with any labor organization as to wages or conditions of employment, nor is any Eagle Company party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Eagle Company pending or, to the Knowledge of Eagle, threatened nor, to the Knowledge of Eagle, is there any activity involving any Eagle Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          5.16  EMPLOYEE BENEFIT PLANS.

                (a) Eagle has disclosed in SECTION 5.16(a) OF THE EAGLE DISCLOSURE MEMORANDUM, and has made available to Lowe's prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other material employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Eagle Company or any entity required to be treated as a single employer with Eagle under Section 414 of the Internal Revenue Code (an "ERISA Affiliate") thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Eagle Benefit Plans"). Any of the Eagle Benefit Plans which is an "employee pension benefit plan," as that term is defined in
Section 3(2) of ERISA, is referred to herein as a "Eagle ERISA Plan." No Eagle ERISA Plan is a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No Eagle ERISA Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                (b) All Eagle Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle or any ERISA Affiliate. Each Eagle ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Eagle is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

                (c) No Eagle Company has any unsatisfied Liability under Title IV of ERISA.

                (d) Except as disclosed in SECTION 5.16(d) OF THE EAGLE DISCLOSURE MEMORANDUM, or as required by Law, no Eagle Company has any Liability for retiree health and life benefits under any of the Eagle Benefit Plans.
There are no restrictions on the rights of such

Eagle Company to amend or terminate any Eagle Benefit Plan without incurring any Liability thereunder.

                (e) Except as disclosed in SECTION 5.16(e) OF THE EAGLE DISCLOSURE MEMORANDUM, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Eagle Company from any Eagle Company under any Eagle Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Eagle Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          5.17 MATERIAL CONTRACTS. Except as disclosed in SECTION 5.17 OF THE EAGLE DISCLOSURE MEMORANDUM or otherwise reflected in the Eagle Financial Statements, none of the Eagle Companies, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any Eagle Company or the guarantee by any Eagle Company of any such obligation (other than trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Eagle Company from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (v) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $500,000), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Eagle with the SEC as of the date of this Agreement (except as filed as exhibits to Eagle's SEC Documents filed since January 30, 1998 and prior to the date hereof) (together with all Contracts referred to in Sections 5.11 and 5.16(a), the "Eagle Contracts"). With respect to each Eagle Contract and except as disclosed in
SECTION 5.17 OF THE EAGLE DISCLOSURE MEMORANDUM: (i) the Contract is in full force and effect (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before any proceeding may be brought); (ii) no Eagle Company is in Default thereunder, except where a Default is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle; (iii) no Eagle Company has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Eagle, in Default in any respect or has repudiated or waived any material provision thereunder, except as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle. Except as disclosed in
SECTION 5.17 OF THE EAGLE DISCLOSURE MEMORANDUM, all of the indebtedness of any Eagle Company for money borrowed is prepayable at any time by such Eagle Company without penalty or premium.

          5.18 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Eagle, threatened against any Eagle Company, or against any director, employee or employee benefit plan of any Eagle Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Eagle Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle; PROVIDED that, for purposes of this Section 5.18, any such Litigation or Order arising after the date hereof shall not be deemed to have a Material Adverse Effect on Eagle if and to the extent such Litigation or Order is based on this Agreement or the transactions contemplated hereby.
SECTION 5.18 OF THE EAGLE DISCLOSURE MEMORANDUM contains a summary of all pending Litigation as of the date of this Agreement to which any Eagle Company is a party and which names a Eagle Company as a defendant or cross-defendant and for which any Eagle Company has potential Liability that is reasonably likely to have a Material Adverse Effect on Eagle.

          5.19  INTENTIONALLY OMITTED.

          5.20 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any Eagle Company or any Affiliate thereof to Lowe's pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Eagle Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Lowe's with the SEC will, when the Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Eagle Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Eagle's shareholders in connection with the Shareholders' Meeting, will, at the date the Proxy Statement is first mailed to the shareholders of Eagle, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the 1934 Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Eagle with respect to statements made or incorporated by reference therein based on information supplied by Lowe's specifically for inclusion or incorporation by reference in the Proxy Statement.

          5.21 ACCOUNTING AND TAX MATTERS. No Eagle Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

          5.22 STATE TAKEOVER LAWS. No "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws") of the WBCA, including Chapter 23B.19 of the WBCA, will be applicable to the execution of this Agreement or the consummation of the Merger, and to the Knowledge of Eagle, no other Takeover Laws are applicable to this Agreement or the Merger.

          5.23 TRANSACTIONS AND AFFILIATES. For purposes of this Section, the term "Affiliate" shall mean (a) any holder of 5% or more of the voting securities of Eagle, (b) any director, officer or employee of the Eagle Companies, (c) any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with any of the Eagle Companies or (d) any member of the immediate family of any of such persons. Except as set forth in SECTION 5.23 OF THE EAGLE DISCLOSURE MEMORANDUM or as disclosed in the Eagle SEC Reports, since January 27, 1995, the Eagle Companies have not, in the ordinary course of business or otherwise, (A) purchased, leased or otherwise acquired any material property or assets or obtained any material services from, (B) sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered in the ordinary course of business as a director, officer or employee of one or more of the Eagle Companies), (C) entered into or modified in any manner any Contract with, or (D) borrowed any money from, or made or forgiven any loan or other advance to, any Affiliate. Except as set forth in SECTION 5.23 OF THE EAGLE DISCLOSURE MEMORANDUM, as disclosed in the Eagle SEC Reports, or in each case in an amount that is less than $100,000, (i) the Contracts of the Eagle Companies do not include any obligation or commitment between any of the Eagle Companies and any Affiliate,
(ii) the Assets of the Eagle Companies do not include any receivable or other obligation or commitment from an Affiliate to any of the Eagle Companies and
(iii) the Liabilities of the Eagle Companies do not include any payable or other obligation or commitment from any of the Eagle Companies to any Affiliate.

          5.24 SHAREHOLDER AGREEMENTS. Each of the directors of Eagle has executed and delivered to Lowe's an agreement in substantially the form of
EXHIBIT 2.

          5.25 FEES AND EXPENSES OF BROKERS AND OTHERS. None of the Eagle Companies (a) has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement which could reasonably give rise to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement, except that Eagle has engaged NationsBanc Montgomery Securities, LLC ("NMS") to represent it in connection with such transactions, and shall pay all of NMS's fees and expenses in connection with such engagement.

          5.26 YEAR 2000 COMPLIANCE. Eagle and the Eagle Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by the Year 2000 Problem and have initiated a program to achieve Year 2000 Compliance by December 31, 1999. As of the date hereof, except as is not reasonably likely to have a Material Adverse Effect on

Eagle: (i) Eagle and the Eagle Subsidiaries have implemented such Year 2000 program in accordance with the timetable set forth therein; (ii) Eagle and the Eagle Subsidiaries have made appropriate inquiries as to the Year 2000 Compliance of their material suppliers, service providers, franchisors and vendors, and neither Eagle nor any Eagle Subsidiary has received notice of any inability on the part of such entities to achieve Year 2000 Compliance in a timely manner; and (iii) based on such review and program, Eagle and the Eagle Subsidiaries believe that the Year 2000 Problem, including costs of remediation, will not have a Material Adverse Effect on Eagle.

                                     ARTICLE 6
                      REPRESENTATIONS AND WARRANTIES OF LOWE'S

          Except as disclosed in Lowe's SEC Documents filed since January 30, 1998 and prior to the date of this Agreement, Lowe's hereby represents and warrants to Eagle as follows:

         6.1 ORGANIZATION, STANDING, AND POWER. Lowe's is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Lowe's is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's.

          6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                (a) Lowe's has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Lowe's.
This Agreement represents a legal, valid, and binding obligation of Lowe's, enforceable against Lowe's in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                (b) Neither the execution and delivery of this Agreement by Lowe's, nor the consummation by Lowe's of the transactions contemplated hereby, nor compliance by Lowe's with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Lowe's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Lowe's Company under, any Contract or Permit of any Lowe's Company or,
(iii) subject to satisfaction of the condition referred to in Section 9.1(b), violate any Law or Order applicable to any Lowe's

Company or any of their respective material Assets other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, Defaults or other occurrences of the type referred to above which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's.

                (c) No notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Lowe's of the Merger and the other transactions contemplated in this Agreement, other than (i) the filing of a premerger notification and report form by Lowe's under the HSR Act; (ii) the filing with the SEC of (y) the Registration Statement and (z) such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the 1934 Act as may be required in connection with this Agreement and the transactions contemplated hereby; (iii) with respect to Merger Corporation, the filing of the Articles of Merger with the Washington Secretary of State; (iv) such filings with governmental entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (v) such consents, approvals, orders or authorizations the failure of which to be made or obtained are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's.

          6.3   CAPITAL STOCK.

                (a) The authorized capital stock of Lowe's consists of
(i) 1,400,000,000 shares of Lowe's Common Stock, of which 352,680,698 shares are issued and outstanding as of November 18, 1998, and (ii) 5,000,000 shares of Lowe's Preferred Stock, none of which is issued and outstanding. All of the issued and outstanding shares of Lowe's Capital Stock are, and all of the shares of Lowe's Common Stock to be issued in exchange for shares of Eagle Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Lowe's Capital Stock has been, and none of the shares of Lowe's Common Stock to be issued in exchange for shares of Eagle Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Lowe's. Lowe's has reserved 15,811,292 shares of Lowe's Common Stock for issuance under the Lowe's Stock Plans, pursuant to which options to purchase not more than 3,341,755 shares of Lowe's Common Stock are outstanding as of November 18, 1998.

                (b) Except as set forth in Section 6.3(a), or as provided pursuant to the Lowe's Rights Agreement, or as disclosed in SECTION 6.3 OF THE LOWE'S DISCLOSURE MEMORANDUM, there are no shares of capital stock or other equity securities of Lowe's outstanding and no outstanding Rights relating to the capital stock of Lowe's.

          6.4 LOWE'S SUBSIDIARIES. No capital stock (or other equity interest) of any Lowe's Subsidiary is or may become required to be issued (other than to another Lowe's Company) by reason of any Rights, and there are no Contracts by which any Lowe's Subsidiary is bound to issue (other than to another Lowe's Company) additional shares of its capital stock (or other equity interests) or Rights or by which any Lowe's Company is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Lowe's Subsidiary (other than to another Lowe's Company). There are no Contracts relating to the rights of any Lowe's Company to vote or to dispose of any shares of the capital stock (or other equity interests) of any Lowe's Subsidiary. All of the shares of capital stock (or other equity interests) of each Lowe's Subsidiary held by a Lowe's Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Lowe's Company free and clear of any Lien. Each Lowe's Subsidiary is a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Lowe's Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's.

          6.5   SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Lowe's has timely filed and made available to Eagle all SEC Documents required to be filed by Lowe's since January 31, 1995 (the "Lowe's SEC Reports"). The Lowe's SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Lowe's SEC Reports (as so amended) or necessary in order to make the statements in such Lowe's SEC Reports (as so amended), in light of the circumstances under which they were made, not misleading. No Lowe's Subsidiary is required to file any SEC Documents.

                (b) Each of the Lowe's Financial Statements (including, in each case, any related notes) contained in the Lowe's SEC Reports, including any Lowe's SEC Reports filed after the date of this Agreement until the Effective Time, complied (or, if filed after the date of this Agreement, will comply when filed) as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared (or, if prepared after the date of this Agreement, will be prepared) in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented (or, if prepared and filed after the date of this Agreement, will fairly present when prepared and filed) in all material respects the consolidated financial position of Lowe's and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Lowe's Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on

Lowe's, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Lowe's as of January 30, 1998 and July 31, 1998, included in the Lowe's Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Lowe's Company has incurred or paid any Liability since July 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in SECTION 6.6 OF THE LOWE'S DISCLOSURE MEMORANDUM or as would otherwise not violate the first two sentences of this Section 6.6, no Lowe's Company is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of, any Person for any amount in excess of $5,000,000.

          6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since July 31, 1998, except as disclosed in the Lowe's Financial Statements delivered prior to the date of this Agreement or as disclosed in SECTION 6.7 OF THE LOWE'S DISCLOSURE MEMORANDUM, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's, and (ii) the Lowe's Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Lowe's provided in Article 7.

          6.8 TAX MATTERS. Except as set forth in SECTION 6.8 OF THE LOWE'S DISCLOSURE MEMORANDUM:

                (a) Lowe's and each of its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Internal Revenue Code, of which Lowe's is the common parent, such affiliated group files a consolidated federal income tax return and neither Lowe's nor any of its Subsidiaries has ever filed a consolidated federal income tax return with (or been included in a consolidated return of) a different affiliated group;

                (b) each of the Lowe's Companies has timely filed or caused to be filed all Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is accurate and complete in all material respects;

                (c) each of the Lowe's Companies has paid all Taxes shown as due on such Tax Returns;

                (d) there are no Liens with respect to Taxes (other than for current Taxes not yet due and payable) upon any of the Assets of the Lowe's Companies;

                (e) each of the Lowe's Companies has collected or withheld all Taxes required to be collected or withheld by it, and all such Taxes have been paid to the appropriate governmental authority or set aside in appropriate accounts for future payment when due; and

                (f) none of the Lowe's Companies has granted (or is subject to) any waiver, which is currently in effect, of the period of limitations for the assessment of any Tax; no unpaid Tax deficiency has been assessed or asserted against or with respect to any of the Lowe's Companies for any open tax period; there is no currently pending administrative or judicial proceeding, or any deficiency or refund litigation, with respect to Taxes of any of the Lowe's Companies, the adverse outcome of which would have a Material Adverse Effect on Lowe's; and any such assertion, assessment, proceeding or litigation disclosed on SECTION 6.8 OF THE LOWE'S DISCLOSURE MEMORANDUM is being contested in good faith through appropriate measures, and its status is described in SECTION 6.8 OF THE LOWE'S DISCLOSURE MEMORANDUM.

          6.9 ASSETS. Except as disclosed in SECTION 6.9 OF THE LOWE'S DISCLOSURE MEMORANDUM, as disclosed or reserved against in the Lowe's Financial Statements made available to Eagle prior to the date of this Agreement, or with respect to Real Property of Lowe's, the Lowe's Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets which are material to Lowe's business on a consolidated basis. All Assets which are material to Lowe's business on a consolidated basis, held under leases or subleases by any of the Lowe's Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          6.10 INTELLECTUAL PROPERTY. Each Lowe's Company owns or has a license to use all of the Intellectual Property used by such Lowe's Company in the course of its business. Each Lowe's Company is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Lowe's Company in connection with such Lowe's Company's business operations, and such Lowe's Company has the right to convey by sale or license any Intellectual Property so conveyed. No Lowe's Company is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Lowe's threatened, which challenge the rights of any Lowe's Company with respect to Intellectual Property used, sold or licensed by such Lowe's Company in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Lowe's Companies does not infringe any Intellectual Property of any other person. Except as disclosed in SECTION 6.10 OF THE LOWE'S DISCLOSURE MEMORANDUM, no Lowe's Company is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in
SECTION 6.10 OF THE LOWE'S DISCLOSURE MEMORANDUM, every officer, director, or employee of any Lowe's Company is a party to a Contract which requires such officer, director or employee to assign any interest in any Intellectual Property to a Lowe's Company and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a Lowe's Company, and no such officer, director or employee is party to any Contract with any Person other than a Lowe's Company which requires such officer, director or employee to assign any interest in any Intellectual Property to any Person other than a Lowe's Company or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a Lowe's Company. Except as disclosed in
SECTION 6.10 OF THE LOWE'S DISCLOSURE MEMORANDUM, no officer, director or employee of any Lowe's Company is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Lowe's Company.

          6.11  ENVIRONMENTAL MATTERS.

                (a) To the Knowledge of Lowe's, each Lowe's Company holds all Environmental Permits, and each Lowe's Company, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all such Environmental Permits and all Environmental Laws, except for failures to hold Environmental Permits and instances of noncompliance which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's.

                (b) There is no Litigation pending or, to the Knowledge of Lowe's, threatened before any court, governmental agency, or authority or other forum in which any Lowe's Company or any of its Operating Properties or Participation Facilities (or Lowe's in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Lowe's Company or any of its Operating Properties or Participation Facilities, except for such Litigation pending or, to the Knowledge of Lowe's, threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's.

                (c) During the period of (i) any Lowe's Company's ownership or operation of any of their respective current properties, (ii) any Lowe's Company's participation in the management of any Participation Facility, or
(iii) any Lowe's Company's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's. Prior to the period of (i) any Lowe's Company's ownership or operation of any of their respective current properties, (ii) any Lowe's Company's participation in the management of any Participation Facility, or (iii) any Lowe's Company's holding of a security interest in a Operating Property, to the Knowledge of Lowe's, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle.

          6.12 COMPLIANCE WITH LAWS. Each Lowe's Company has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's. Except as disclosed in SECTION
6.12 OF THE LOWE'S DISCLOSURE MEMORANDUM, none of the Lowe's Companies:

          (a) is in Default under its Articles of Incorporation or Bylaws (or other governing instruments); or

          (b) is in Default under any Laws or Orders applicable to its business or employees conducting its business, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's; or

          (c) since January 27, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Lowe's Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's,
     (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's, or (iii) requiring any Lowe's Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business.

          6.13 LABOR RELATIONS. No Lowe's Company is the subject of any Litigation asserting that it or any other Lowe's Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Lowe's Company to bargain with any labor organization as to wages or conditions of employment, nor is any Lowe's Company party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Lowe's Company pending or, to the Knowledge of Lowe's, threatened, nor to the Knowledge of Lowe's, is there any activity involving any Lowe's Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

          6.14  EMPLOYEE BENEFIT PLANS.

                (a) Lowe's has made available to Eagle prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other material employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Lowe's Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Lowe's Benefit Plans"). Any of the Lowe's Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Lowe's ERISA Plan." No Lowe's ERISA Plan is a "defined benefit plan" (as defined in
Section 414(j) of the Internal Revenue Code). No Lowe's ERISA Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                (b) All Lowe's Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's. Each Lowe's ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Lowe's is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

                (c) No Lowe's Company has any unsatisfied Liability under Title IV of ERISA.

                (d) Except as disclosed in SECTION 6.14(d) OF THE LOWE'S DISCLOSURE MEMORANDUM, or as required by Law, no Lowe's Company has any Liability for retiree health and life benefits under any of the Lowe's Benefit Plans. There are no restrictions on the rights of such Lowe's Company to amend or terminate any Lowe's Benefit Plan without incurring any Liability thereunder.

                (e) Except as disclosed in SECTION 6.14(e) OF THE LOWE'S DISCLOSURE MEMORANDUM, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Lowe's Company from any Lowe's Company under any Lowe's Benefit Plan or otherwise,
(ii) increase any benefits otherwise payable under any Lowe's Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

          6.15 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Lowe's, threatened against any Lowe's Company, or against any director, employee or employee benefit plan of any Lowe's Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Lowe's Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's. SECTION 6.15 OF THE LOWE'S DISCLOSURE MEMORANDUM contains a summary of all Litigation as of the date of this Agreement to which any Lowe's Company is a party and which names Lowe's as a defendant or cross-defendant and for which any Lowe's Company has potential Liability that is reasonably likely to have a Material Adverse Effect on Lowe's.

          6.16 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any Lowe's Company or any Affiliate thereof to Eagle pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Lowe's Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Lowe's with the SEC, will, when the Registration Statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Lowe's Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Eagle's shareholders in connection with the Shareholders Meeting will, at the date the Proxy Statement is first mailed to the shareholders of Eagle, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement will comply as to form in all material respects with the 1933 Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Lowe's with respect to statements made or incorporated by reference therein based on information supplied by Eagle specifically for inclusion or incorporation by reference in the Registration Statement.

          6.17 AUTHORITY OF MERGER CORPORATION. Merger Corporation is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington as a wholly owned Subsidiary of Lowe's. The authorized capital stock of Merger Corporation shall consist of 1,000 shares of Merger Corporation Common Stock, all of which is validly issued and outstanding, fully paid and non-assessable and is owned by Lowe's free and clear of any Lien. Merger Corporation has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Merger Corporation. This Agreement represents a legal, valid, and binding obligation of Merger Corporation, enforceable against Merger Corporation in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Lowe's, as the sole shareholder of Merger Corporation, has voted prior to the Effective Time the shares of Merger Corporation Common Stock in favor of adoption of this Agreement, as and to the extent required by applicable Law.

          6.18 ACCOUNTING AND TAX MATTERS. No Lowe's Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code.

          6.19 RIGHTS AGREEMENT. Execution of this Agreement and consummation of the Merger and the other transactions contemplated by this Agreement will not result in the grant of any rights to any Person under the Lowe's Rights Agreement (other than as contemplated by Section 6.3) or enable or require the Lowe's Rights to be exercised, distributed or triggered. No "Stock Acquisition Date" or "Flip-in Date" (as such terms are defined in the Lowe's Rights Agreement) has occurred.

                                     ARTICLE 7
                      CONDUCT OF BUSINESS PENDING CONSUMMATION

          7.1 AFFIRMATIVE COVENANTS OF EAGLE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Lowe's shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Eagle shall and shall cause each of its Subsidiaries to
(a) operate its business only in the usual, regular, and ordinary course,
(b) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and (c) use reasonable efforts to request estoppels, in form reasonably acceptable to Lowe's, within thirty (30) days from the date of this Agreement, from every landlord with respect to all Real Property leased by Eagle, and from every third party to each agreement relating to Real Property in which Eagle has a contractual right to obtain an estoppel or such similar instrument.

          7.2 NEGATIVE COVENANTS OF EAGLE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, except as set forth in SECTION 7.2 OF THE EAGLE DISCLOSURE MEMORANDUM, Eagle covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, chief administrative officer or chief financial officer of Lowe's, which consent shall not be unreasonably withheld:

          (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Eagle Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Eagle Company to another Eagle Company and any refinancing of short-term indebtedness) in excess of an aggregate of $500,000 (for the Eagle Companies on a consolidated basis) except in the ordinary course of the business of Eagle Companies consistent with past practices, or impose, or suffer the imposition, on any Asset of any Eagle Company of any Lien or permit any such Lien to exist (other than Liens in effect as of the date hereof that are disclosed in the Eagle Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Eagle Company, or declare or pay any dividend or make any other distribution in respect of Eagle's capital stock; or

          (d) except (i) pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, (ii) the grant to new employees (in connection with new store openings permitted hereunder after the date hereof) of options to acquire up to 10,000 shares of Eagle Common Stock per new store in the ordinary course and consistent with past practices (except that no such option grant shall provide for acceleration of vesting as a result of this Agreement or consummation of the transactions contemplated herein), (iii) the delivery of Eagle Common Stock as of December 31, 1998, pursuant to the Eagle Employee Stock Purchase Plan (except that no additional offering shall be made under such plan after December 31, 1998), or (iv) as disclosed in SECTION 7.2(D) OF THE EAGLE DISCLOSURE MEMORANDUM, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Eagle Common Stock or any other capital stock of any Eagle Company, or any stock appreciation rights, or any option, warrant, or other Right; or

          (e) adjust, split, combine or reclassify any capital stock of any Eagle Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Eagle Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Eagle Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Eagle Company) or (y) any Asset other than in the ordinary course of business; PROVIDED, that no sales of any Assets to any Affiliates of Eagle may be made; or

          (f) except for purchases of Assets (other than Real Property Assets) in the ordinary course of business, consistent with past practice and except in accordance with Eagle's written investment policies, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers or purchase of any Assets, in any Person other than a wholly owned Eagle Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

          (g) except as required by Law or in accordance with obligations or Contracts existing as of the date hereof, (i) grant any increase in compensation or benefits to the employees or officers of any Eagle Company or make awards under existing Eagle Benefits Plans, except in accordance with past practice (which includes periodic performance reviews and grants in connection with the hiring and promotion of employees); (ii) pay any severance or termination pay or any bonus (except in accordance with past practice); (iii) enter into or amend any severance agreements with officers of any Eagle Company; (iv) grant any material increase in fees or other increases in compensation or other benefits or make awards under existing Eagle Benefits Plans to directors of any Eagle Company except in accordance with past practice; or (v) voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Rights; or

          (h) enter into or amend any employment Contract between any Eagle Company and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the Eagle Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i) except as expressly contemplated in Section 8.12, adopt any new employee benefit plan of any Eagle Company or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Eagle Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls other than in the ordinary course of business, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any Eagle Company for material money damages or restrictions upon the operations of any Eagle Company; or

          (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

          7.3 COVENANTS OF LOWE'S. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Lowe's covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Lowe's Common Stock and the business prospects of the Lowe's Companies and to the extent consistent therewith use all reasonable efforts to preserve intact the Lowe's Companies' core businesses and goodwill with their respective employees and the communities they serve, and
(b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Lowe's Company from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Lowe's, desirable in the conduct of the business of Lowe's and its

Subsidiaries, provided that such actions shall not delay in any material respect the Effective Time or hinder consummation of the Merger. Lowe's further covenants and agrees that it will not, without the prior written consent of the chief executive officer, president or chief financial officer of Eagle, which consent shall not be unreasonably withheld, (A) amend the Articles of Incorporation or Bylaws of Lowe's or, except as expressly contemplated by this Agreement, the Lowe's Rights Agreement, in each case, in any manner adverse to the holders of Eagle Common Stock as compared to rights of holders of Lowe's Common Stock generally as of the date of this Agreement, or (B) make any significant change in any Tax or accounting methods or systems of internal accounting controls other than in the ordinary course of business, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP.

          7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                                     ARTICLE 8
                               ADDITIONAL AGREEMENTS

          8.1 REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL. As soon as reasonably practicable after execution of this Agreement, Lowe's shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Lowe's Common Stock upon consummation of the Merger. Eagle shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Lowe's may reasonably request in connection with such action. Eagle shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement. In connection with the Shareholders' Meeting, (i) Eagle shall prepare and file with the SEC a Proxy Statement and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of Eagle shall recommend to its shareholders the approval of the matters submitted for approval (unless the Board of Directors of Eagle, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of the fiduciary duties or other legal obligations of the Board of Directors), and (iv) Eagle shall use its reasonable efforts to obtain such shareholders' approval (unless the Board of Directors of Eagle, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of the fiduciary duties or other legal obligations of the Board of Directors). Lowe's and Eagle shall make all necessary filings with respect to the Merger under the Securities Laws.

          8.2 EXCHANGE LISTING. Lowe's shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Lowe's Common Stock to be issued to the holders of Eagle Common Stock pursuant to the Merger, and Lowe's shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

          8.3 APPLICATIONS; ANTITRUST NOTIFICATION. Lowe's shall prepare and file, and Eagle shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. Each of the Parties will within five business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

          8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Eagle and Merger Corporation shall execute and file the Articles of Merger with the Secretary of State of the State of Washington in connection with the Closing.

          8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          8.6   INVESTIGATION AND CONFIDENTIALITY.

                (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                (c) Eagle shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to Eagle to preserve the confidentiality of the information relating to the Eagle Companies provided to such Persons and their Affiliates and Representatives.

                (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

          8.7 PRESS RELEASES. Prior to the Effective Time, Eagle and Lowe's shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

          8.8 CERTAIN ACTIONS; FIDUCIARY OBLIGATIONS. Except with respect to this Agreement and the transactions contemplated hereby, no Eagle Company nor any Affiliate thereof nor any Representatives thereof retained by any Eagle Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Subject to the provisions of Sections 10.1(e) and 10.3 hereof, Eagle may, in response to a Superior Proposal (as defined below) which was not solicited by it, and subject to providing notice of such Superior Proposal to Lowe's as described below, furnish any non-public information in connection with, negotiate with respect to, or enter into any Contract with respect to, such Superior Proposal. Nothing contained in this Agreement shall prevent Eagle from making any disclosure of information about an Acquisition Proposal to its shareholders if in the good faith judgment of the Board of Directors of Eagle, after consultation with outside counsel, failure to so disclose would constitute a breach of its fiduciary duties or other legal obligations. Pursuant to the proviso set forth in Section 10.1(e) hereof, Eagle shall promptly advise Lowe's following the receipt of any Acquisition Proposal or

Superior Proposal and the material details thereof, and advise Lowe's of any material developments with respect to such Acquisition Proposal or Superior Proposal promptly upon the occurrence thereof. Eagle shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing. For purposes of this Agreement, a "Superior Proposal" means any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or sale of all or substantially all of the Assets of the Eagle Companies or a tender or exchange offer for more than 50% of the equity securities of Eagle, and with respect to which the Board of Directors of Eagle determines in good faith, after consultation with its financial advisor, to be more favorable to Eagle's shareholders than the Merger. For purposes of this Agreement, "Acquisition Proposal" means any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving Eagle or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, Eagle or any of its Subsidiaries.

          8.9 ACCOUNTING AND TAX TREATMENT; TAX REPRESENTATION LETTERS. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action that is reasonably likely to cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes and a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. For purposes of the tax opinions described in Sections 9.2 (d) and 9.3(d) of this Agreement, each of Eagle and Lowe's shall provide representation letters, in form and substance reasonably satisfactory to Lowe's and Eagle, each dated as of the date that is two business days prior to the date the Proxy Statement is first mailed to shareholders of Eagle and reissued as of the Closing Date.

          8.10 STATE TAKEOVER LAWS. Each Eagle Company shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Chapter 23B.19 of the WBCA.

          8.11 AGREEMENT OF AFFILIATES. No later than 30 days following the date of this Agreement, Eagle shall deliver to Lowe's a letter identifying all Persons whom it reasonably believes are "affiliates" of Eagle for purposes of Rule 145 under the 1933 Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. Eagle shall use its reasonable efforts to cause each such Person to deliver to Lowe's not later than 30 days prior to the Closing Date, a written agreement, substantially in the form of
EXHIBIT 3. Lowe's shall use its reasonable efforts to cause all Persons whom it reasonably believes are "affiliates" of Lowe's for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to deliver to Eagle not later than 30 days prior to the Closing Date a written agreement of compliance with Section 2 of EXHIBIT 3.

          8.12 EMPLOYEE BENEFITS AND CONTRACTS. (a) Except as otherwise provided herein, Lowe's shall, and shall cause Eagle to, maintain the Eagle Benefit Plans at least through January 31, 2000; PROVIDED, HOWEVER, that Lowe's may, or may cause Eagle to, amend the Eagle Benefit Plans prior to January 31, 2000 to conform the Eagle Benefit Plans to applicable Law. Thereafter Lowe's will provide Eagle employees with benefits under the Lowe's Benefit Plans or the Eagle Benefit Plans or a combination of such plans as determined by Lowe's in its discretion; PROVIDED, however, that with respect to the period from February 1, 2000 to January 31, 2001, no modifications to the Eagle Benefit Plans which would be materially adverse to the Eagle employees shall be made without the prior written consent of Richard T. Takata. To the extent that Eagle employees participate in Lowe's Benefit Plans, the Lowe's Benefit Plans shall recognize, for purposes of eligibility and vesting, each such Eagle employee's service with the Eagle Companies to the extent that such service is recognized under the Eagle Benefit Plans. Notwithstanding the foregoing, Eagle shall not, and Lowe's shall not be required to cause Eagle to, continue the Eagle Stock Plans or to offer Eagle Common Stock as an investment option or an investment under any Eagle Benefit Plan.

          (b)  Eagle may take actions to implement any of the items listed in
SECTION 8.12(b) OF THE EAGLE DISCLOSURE MEMORANDUM, which shall not be considered to violate any other provision of this Agreement.

          8.13  INDEMNIFICATION, EXCULPATION AND INSURANCE.

          (a) Lowe's agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Eagle Companies as provided in their respective Articles of Incorporation or By-laws (or comparable organizational documents), shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms. In addition, from and after the Effective Time, directors and officers of Eagle who become directors or officers of the Surviving Corporation will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation.

          (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 8.13.

          (c) For six years after the Effective Time, the Surviving Corporation shall maintain in effect Eagle's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those Persons who are currently covered by Eagle's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; PROVIDED, that the Surviving Corporation may substitute therefor policies of the Surviving Corporation or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; PROVIDED FURTHER, that if the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will obtain as much directors' and officer' liability insurance as can be obtained for the remainder of such period for a premium not in excess of 200% of the aggregate premiums paid by Eagle in 1998 on an annualized basis for such purpose and that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 8.13(c) in excess of 200% of the aggregate premiums paid by Eagle in 1998 on an annualized basis for such purpose.

          (d) The provisions of this Section 8.13 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

          8.14 CONVERTIBLE DEBENTURES. The Surviving Corporation and Lowe's shall take all actions, including entering into a supplemental indenture, required by the Indenture, dated as of March 14, 1994, between Eagle and Seattle-First National Bank, as Trustee, in order to, among other things, provide that the 6.25% Convertible Debentures due 2001 of Eagle (the "Convertible Debentures") shall become convertible into that number of shares of Lowe's Common Stock following the Effective Time as would have been represented if such debentures had converted into shares of Eagle Common Stock immediately prior to the Effective Time.

          8.15 ACCOUNTANTS' LETTERS. (a) Eagle shall use its reasonable efforts to cause to be delivered to Lowe's two letters from Ernst & Young LLP, one dated not more than five days prior to the date of the Proxy Statement and one dated not more than five days prior to the Effective Time, with respect to certain financial information regarding Eagle, in form and substance reasonably satisfactory to Lowe's, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standards No. 72.

          (b) Lowe's shall use its reasonable efforts to cause to be delivered to Eagle two letters from Deloitte & Touche LLP, one dated not more than five days prior to the date of the Proxy Statement and one dated not more than five days prior to the Effective Time, with respect to certain financial information regarding Lowe's, in form and substance reasonably satisfactory to Eagle, which letters shall be based upon customary specified procedures undertaken by such firm in accordance with Statement of Auditing Standards No. 72.

          8.16 CONSENTS AND APPROVALS. Each Party shall use reasonable efforts to obtain any and all Consents required for consummation of the Merger or for the preventing of any Default under any Contract or Permit of such Party, except for such Consents (i) the failure to obtain of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Party or (ii) which, by their terms, may not be unreasonably withheld by the party from whom Consent is required. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on either Party. To the extent any lease to which Eagle is a party contains a covenant or other provision which, without the Consent of a third party (other than Consents which may not be unreasonably withheld), restricts a Eagle store from being opened or operated using anything other than the "Eagle Hardware & Garden" tradename, or any derivative thereof, Eagle shall take all reasonable action to obtain such Consent or otherwise remove such restriction prior to the Effective Time.

                                     ARTICLE 9
                 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

          9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

          (a) SHAREHOLDER APPROVAL. The Eagle Shareholder Approval shall have been obtained.

          (b) HSR ACT. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits or makes illegal consummation of the Merger.

          (d) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

          (e) EXCHANGE LISTING. The shares of Lowe's Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (f) POOLING LETTERS. Each of the Parties shall have received a letter, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Lowe's and Eagle, in form and substance reasonably acceptable to Lowe's and Eagle, from Deloitte & Touche LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Lowe's and Eagle, in form and substance reasonably acceptable to Lowe's and Eagle, from Ernst & Young LLP to the effect that such firm is not aware of any matters relating to Eagle and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

           9.2 CONDITIONS TO OBLIGATIONS OF LOWE'S.  The obligation of
Lowe's to consummate the Merger is subject to the satisfaction of the following conditions, unless waived by Lowe's pursuant to Section 11.6(a):

          (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Eagle set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Eagle set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). All other representations and warranties of Eagle set forth in
     Article 5 shall be true and correct, except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Eagle; PROVIDED, HOWEVER, that, for purposes of this sentence only, those representations and warranties of Eagle which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Eagle to be performed and complied with pursuant to this Agreement and the other agreements of Eagle contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) CERTIFICATES. Eagle shall have delivered to Lowe's (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Eagle's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Lowe's and its counsel shall request.

          (d) TAX OPINION. Lowe's shall have received the opinion of Hunton & Williams, counsel to Lowe's, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that each of Lowe's, Merger Corporation and Eagle will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. In rendering such opinion, counsel to Lowe's shall be entitled to rely upon satisfactory representations provided by the parties hereto in the representation letters referred to in Section 8.9 hereof.

          9.3 CONDITIONS TO OBLIGATIONS OF EAGLE. The obligation of Eagle to consummate the Merger is subject to the satisfaction of the following conditions, unless waived by Eagle pursuant to Section 11.6(b):

          (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Lowe's set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Lowe's set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). All other representations and warranties of Lowe's set forth in
     Article 6 shall be true and correct, except where the failure of such representations and warranties to be so true and correct does not have and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Lowe's; PROVIDED, HOWEVER, that, for purposes of this sentence only, those representations and warranties of Lowe's which are qualified by reference to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Lowe's to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c) CERTIFICATES. Lowe's shall have delivered to Eagle (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Sections 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Lowe's Board of Directors and Merger Corporation's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Eagle and its counsel shall request.

          (d) TAX OPINION. Eagle shall have received the opinion of Cravath, Swaine & Moore, counsel to Eagle, dated the Closing Date, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and that each of Lowe's, Merger Corporation and Eagle will be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code. In rendering such opinion, counsel to Eagle shall be entitled to rely upon satisfactory representations provided by the parties hereto in the representation letters referred to in Section 8.9 hereof.

          (e) PRICE CONDITION. In addition to the foregoing, notwithstanding the provisions of Section 3.1(c) of this Agreement, Eagle shall not be obligated to consummate the Merger if the Lowe's Ratio is less than 70%.

          For purposes of this Section 9.3(e), the following terms shall have the meanings indicated:

          "Lowe's Ratio" shall mean the quotient obtained by dividing the Base Period Trading Price by the Lowe's Starting Price.

          "Base Period Trading Price" shall mean the average of the daily closing prices for the shares of Lowe's Common Stock for the ten (10) consecutive trading days on which such shares are actually traded on the NYSE (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Lowe's) ending at the close of trading on the fifth trading day immediately preceding the Closing Date.

          "Lowe's Starting Price" means $39.40.

     If Lowe's declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transactions prior to the Closing Date, the price for the common stock of Lowe's shall be appropriately adjusted to eliminate the effect of such event for purposes of applying this Section 9.3(e).

                                     ARTICLE 10
                           TERMINATION; AMENDMENT; WAIVER

     10.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of Eagle, but prior to the Effective Time:

          (a)   by mutual written consent of Eagle and Lowe's;

          (b) by Eagle or Lowe's, if the Effective Time shall not have occurred on or before May 31, 1999 (provided that the right to terminate this Agreement under this SECTION 10.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Effective Time to occur on or before such date);

          (c) by Eagle if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Eagle Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in SECTION 9.1(a) hereof, or (ii) there has been a breach by Lowe's of any representation, warranty, covenant or agreement set forth in this Agreement which gives rise to a failure of a condition set forth in Section 9.3(a) or 9.3(b), which breach has not been cured within thirty business days following receipt by Lowe's of notice of such breach or by the date specified in
     Section 10.1(b), whichever comes first;

          (d) by Lowe's if (i) the transactions contemplated in this Agreement shall have been voted on by holders of Eagle Common Stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in SECTION 9.1(a) hereof,
     (ii) there has been a breach by Eagle of any representation, warranty, covenant or agreement set forth in this Agreement which gives rise to a failure of a condition set forth in Section 9.2(a) or 9.2(b), which breach has not been cured within thirty business days following receipt by Eagle of notice of such breach or by the date specified in Section 10.1(b), whichever comes first; or (iii) the Board of Directors of Eagle should fail to recommend to its shareholders approval of this Agreement or such recommendation shall have been made and subsequently withdrawn;

          (e) by Eagle if, prior to the Effective Time, a Superior Proposal has been made; PROVIDED, that Lowe's does not make, within five business days of receiving notice of such Superior Proposal, an offer that the Board of Directors of Eagle determines, in good faith after consultation with its financial advisor, is at least as favorable to Eagle's shareholders as such Superior Proposal; or

         (f) by either Party (provided the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement which gives rise to a failure of a condition set forth in Section 9.2(a) or 9.2(b), in the case of Eagle, or
     Section 9.3(a) or 9.3(b) in the case of Lowe's) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in
     Section 10.1(b) of this Agreement as of the date which such Party may terminate this Agreement; or

          (g) by Eagle or Lowe's, if any court of competent jurisdiction in the United States or other Regulatory Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

     10.2. EFFECT OF TERMINATION. If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of either party or its directors, officers or shareholders, other than the provisions of SECTION 8.6, this SECTION 10.2, SECTION 10.3 and SECTION 11.2; PROVIDED that, notwithstanding the foregoing, termination of this Agreement will not relieve a breaching Party from liability for any willful and material breach by such Party of any of its representations, warranties, covenants or agreements set forth in this Agreement giving rise to such termination.

     10.3.  TERMINATION FEE.

         (a)    In the event that this Agreement is terminated

                (A) by Lowe's pursuant to Section 10.1(b) hereof at a time when an Acquisition Proposal shall have previously been made known to any Eagle Company or has previously been made directly to Eagle's shareholders generally or any Person shall have previously publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and (i) the failure of the Effective Time to occur has been caused by or is attributable to any failure of Eagle to fulfill any of its obligations under this Agreement, (ii) Eagle is not otherwise entitled to terminate this Agreement by reason of Section 10.1(c) hereof and (iii) Eagle consummates the Acquisition Proposal in existence at the time of termination referenced in this paragraph above or any other Acquisition Proposal within 12 months following the date specified in
     Section 10.1(b), then Eagle shall, on the date that the Acquisition Proposal is consummated, pay Lowe's a fee equal to Thirty Five Million Dollars ($35 million) (the "Termination Fee"), payable by wire transfer of same day funds to an account designated by Lowe's;

                (B) by Lowe's pursuant to Section 10.1(d)(i) or (iii) or by Eagle pursuant to 10.1(c)(i), in each case at a time when an Acquisition Proposal shall have previously been made known to any Eagle Company or has previously been made directly to Eagle's shareholders generally or any Person shall have previously publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and Eagle subsequently consummates the Acquisition Proposal in existence at the time of termination referenced in this paragraph above or any other Acquisition Proposal within 12 months following the date of termination, then Eagle shall, on the date that the Acquisition Proposal is consummated, pay Lowe's the Termination Fee, payable by wire transfer of same day funds to an account designated by Lowe's; or

                (C) by Eagle pursuant to Section 10.1(e) hereof, then Eagle shall promptly, but in no event later than the date of such termination, pay Lowe's the Termination Fee, payable by wire transfer of same day funds to an account designated by Lowe's.

          (b) This SECTION 10.3 shall be the sole remedy of the parties hereto in the event of any termination of this Agreement.

                                     ARTICLE 11
                                   MISCELLANEOUS

          11.1  DEFINITIONS.

                (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

          "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by Eagle and filed with the Secretary of State of the State of Washington relating to the Merger as contemplated by Section 1.1. The Articles of Merger shall include the Plan of Merger as required under
     Section 23B.11.050 of the WBCA.

          "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "CLOSING DATE" shall mean the date on which the Closing occurs.

          "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated October 2, 1998, between Eagle and Lowe's.

          "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "DEFAULT" shall mean (i) any breach or violation of or default under any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability or to accelerate under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

          "EAGLE COMMON STOCK" shall mean the common stock, without par value, of Eagle.

          "EAGLE COMPANIES" shall mean, collectively, Eagle and all Eagle Subsidiaries.

          "EAGLE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Eagle Hardware & Garden, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Lowe's describing in reasonable detail the matters contained therein, and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "EAGLE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Eagle as of July 31, 1998, and as of January 30, 1998 and January 31, 1997, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended July 31, 1998, and for each of the three fiscal years ended January 30, 1998, January 31, 1997 and January 31, 1996, as filed by Eagle in SEC Documents, and (ii) the consolidated balance sheets of Eagle (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to July 31, 1998.

          "EAGLE STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Eagle designated as follows: (i) the Employee Stock Purchase Plan, (ii) the Employee Stock Ownership Plan,
     (iii) the 1991 Stock Option Plan, and (iv) the Directors' Nonqualified Stock Option Plan.

          "EAGLE SUBSIDIARIES" shall mean the Subsidiaries of Eagle, which shall include the Eagle Subsidiaries described in Section 5.4 and any corporation or other organization acquired as a Subsidiary of Eagle in the future and held as a Subsidiary by Eagle at the Effective Time.

          "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXHIBITS" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
     Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, trade secrets, franchises, know-how, inventions, and other intellectual property rights.

          "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior executive or other vice president or other member of management of such Person who, by virtue of such individual's position with the Person, would be reasonably expected to be aware of the matter at hand and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

          "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

          "LIABILITY" shall mean any direct or indirect liability, indebtedness, obligation, penalty, cost or expense, claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, or (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

          "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

          "LOWE'S CAPITAL STOCK" shall mean, collectively, the Lowe's Common Stock, the Lowe's Preferred Stock and any other class or series of capital stock of Lowe's.

          "LOWE'S COMMON STOCK" shall mean the $0.50 par value common stock of Lowe's.

          "LOWE'S COMPANIES" shall mean, collectively, Lowe's and all Lowe's Subsidiaries.

          "LOWE'S DISCLOSURE MEMORANDUM" shall mean the written information entitled "Lowe's Companies, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Eagle describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

          "LOWE'S FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Lowe's as of July 31, 1998, and as of January 30, 1998 and January 31, 1997, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended July 31, 1998, and for each of the three fiscal years ended January 30, 1998, January 31, 1997 and January 31, 1996, as filed by Lowe's in SEC Documents, and (ii) the consolidated balance sheets of Lowe's (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to July 31, 1998.

          "LOWE'S PREFERRED STOCK" shall mean the $5.00 par value preferred stock of Lowe's.

          "LOWE'S RIGHTS" shall mean the preferred stock purchase rights issued pursuant to the Lowe's Rights Agreement.

          "LOWE'S RIGHTS AGREEMENT" shall mean that certain Rights Agreement, dated September 8, 1998, between Lowe's and Wachovia Bank, N.A.

          "LOWE'S STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of Lowe's designated as follows: Lowe's Employee Stock Ownership Plan; Lowe's Companies, Inc. 1997 Incentive Plan; Lowe's Companies, Inc. 1994 Incentive Plan; and Directors' Stock Incentive Plan.

          "LOWE'S SUBSIDIARIES" shall mean the Subsidiaries of Lowe's, which shall include the Lowe's Subsidiaries described in Section 6.4 and any corporation or other organization acquired as a Subsidiary of Lowe's in the future and held as a Subsidiary by Lowe's at the Effective Time.

          "MATERIAL ADVERSE EFFECT" on a Party shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger, other than any event, change or occurrence relating to (i) the United States economy, the western regional economy or securities markets in general or (ii) this Agreement or the transactions contemplated hereby or announcement thereof.

          "MERGER CORPORATION COMMON STOCK" shall mean the no par value common stock of Merger Corporation.

          "NASD" shall mean the National Association of Securities Dealers,
     Inc.

          "NCBCA " shall mean the North Carolina Business Corporation Act.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

          "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "PARTY" shall mean either Eagle or Lowe's, and "PARTIES" shall mean both Eagle and Lowe's.

          "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

          "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "PLAN OF MERGER" shall mean the plan of merger of Merger Corporation with and into Eagle in substantially the form attached hereto as EXHIBIT 1.

          "PROXY STATEMENT" shall mean the proxy statement used by Eagle to solicit the Eagle Shareholder Approval, which shall include the prospectus of Lowe's relating to the issuance of the Lowe's Common Stock to holders of Eagle Common Stock pursuant to the Merger.

          "REAL PROPERTY" shall mean all of the real property owned or leased by the Eagle Companies, together with the improvements located thereon, including all appurtenant rights, claims and interests.

          "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Lowe's under the 1933 Act with respect to the shares of Lowe's Common Stock to be issued to the shareholders of Eagle in connection with the Merger.

          "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NYSE, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

          "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

          "RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of Eagle to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

          "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), or (ii) in the case of partnerships, serves as a general partner.

          "SURVIVING CORPORATION" shall mean Eagle as the surviving corporation resulting from the Merger.

          "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charge of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

          "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or any of its Subsidiaries.

          "WBCA" shall mean the Washington Business Corporation Act.

          "YEAR 2000 COMPLIANT" or "YEAR 2000 COMPLIANCE" shall mean that the computer systems and other automated equipment used by an entity in connection with the conduct of its business, including, without limitation, all hardware, software and operating systems, (i) are able to accurately recognize, represent, process, manage and manipulate date and date-sensitive data (including, but not limited to, calculating, comparing, sorting, tagging and sequencing), in both input and output, whether the date field uses 2 or 4 digits or any other date coding schema, including "leap year" calculations and will not cause an abnormal ending scenario within the application domain or generate incorrect values involving such dates, (ii) with respect to system time for all hardware, software and operating systems, automatically function into and beyond the year 2000 C.E. without intervention and that all applications and components will correctly interpret system time into and beyond the year 2000 C.E., and (iii) are able to accurately recognize, represent, process and manage any date fields currently assigned special values (i.e., 99/99/99 or 00/00/00), if any.

          "YEAR 2000 PROBLEM" shall mean the risk that computer applications may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999.

                (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

     Acquisition Proposal                              Section 8.8
     Base Period Trading Price                         Section 3.1(b); 9.3(e)
     Base Period Trading Price Limitations             Section 3.1(b)
     Closing                                           Section 1.2
     Convertible Debentures                            Section 8.14
     Eagle Benefit Plans                               Section 5.16(a)
     Eagle Contracts                                   Section 5.17
     Eagle ERISA Plan                                  Section 5.16(a)
     Eagle Options                                     Section 3.6(a)
     Eagle SEC Reports                                 Section 5.5(a)
     Eagle Shareholder Approval                        Section 5.2(a)
     Effective Time                                    Section 1.3
     Environmental Permits                             Section 5.13(a)
     ERISA Affiliate                                   Section 5.16(a)
     Exchange Agent                                    Section 4.1
     Exchange Ratio                                    Section 3.1(b)
     Lowe's Benefit Plans                              Section 6.14(a)
     Lowe's ERISA Plan                                 Section 6.14(a)
     Lowe's Ratio                                      Section 9.3(e)
     Lowe's SEC Reports                                Section 6.5(a)
     Lowe's Starting Price                             Section 9.3(e)
     Per Share Purchase Price                          Section 3.1(b)
     Superior Proposal                                 Section 8.8
     Takeover Laws                                     Section 5.22

               (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

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

          11.2 EXPENSES.

          Each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

          11.3 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.13.

          11.4 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Eagle Common Stock, there shall be made no amendment that pursuant to Chapter 23B.11 of the WBCA requires further approval by such shareholders without the further approval of such shareholders.

          11.5 WAIVERS.

               (a) Prior to or at the Effective Time, Lowe's, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Eagle, to waive or extend the time for the compliance or fulfillment by Eagle of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Lowe's under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Lowe's.

               (b) Prior to or at the Effective Time, Eagle, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Lowe's, to waive or extend the time for the compliance or fulfillment by Lowe's of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Eagle under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Eagle.

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

               (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          11.6 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          11.7 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

          Eagle:              EAGLE HARDWARE & GARDEN, INC.
                              981 Powell Avenue, S.W.
                              Renton, WA 98055
                              Telecopy Number:  (425) 204-6702

                              Attention: Richard T. Takata

          Copy to Counsel:    Summit Law Group, P.L.L.C.
                              1505 Westlake Avenue North, Suite 300
                              Seattle, WA 98109
                              Telecopy Number:  (206) 281-9882

                              Attention: Michael J. Erickson

          and to:             Cravath, Swaine & Moore
                              825 Eighth Avenue
                              New York, NY 10019
                              Telecopy Number: (212) 474-3700

                              Attention: Robert I. Townsend, III

          Lowe's:             LOWE'S COMPANIES, INC.
                              State Highway 268 East (Elkin Highway)

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

                              North Wilkesboro, North Carolina
                              Telecopy Number:  (336) 658-2073

                              Attention: William C. Warden, Jr.
                                         Executive Vice President, General
                                         Counsel, Secretary and Chief
                                         Administrative Officer

          Copy to Counsel:    Hunton & Williams
                              951 East Byrd Street
                              Richmond, Virginia
                              Telecopy Number:  (804) 788-8218

                              Attention: Lathan M. Ewers, Jr.

          11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Washington, without regard to any applicable conflicts of Laws.

          11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          11.10 CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

          11.11 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

          11.12 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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

          11.13 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [Signatures Appear on Following Page]

          IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf as of the day and year first above written.

                                        EAGLE HARDWARE & GARDEN, INC.


                                        By:  /S/ RICHARD T. TAKATA
                                           ----------------------------------
                                           Name: Richard T. Takata
                                           Title: President, Chief Executive
                                                  Officer and Chief Operating
                                                  Officer


                                        LOWE'S COMPANIES, INC.


                                        By:  /S/ THOMAS E. WHIDDON
                                           ----------------------------------
                                           Name: Thomas E. Whiddon
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        MARINER MERGER CORPORATION


                                        By:  /S/ THOMAS E. WHIDDON
                                           ----------------------------------
                                           Name: Thomas E. Whiddon
                                           Title: President


                                        -59-